Exhibit 99.1

Contacts:	Investor Contact:	Media Contact:
	Amedisys, Inc.	Amedisys, Inc.
	Kevin LeBlanc	Jacqueline Chen Valencia
	Director of Investor	Senior Vice President
	Relations	Marketing & Communications
	(225) 292-2031	(225) 299-3688
	kevin.leblanc@amedisys.com	jacqueline.chen@amedisys.com

AMEDISYS REPORTS FOURTH QUARTER FINANCIAL RESULTS

ISSUES 2012 GUIDANCE

AMEDISYS TO HOST CONFERENCE CALL TODAY AT 10:00 A.M. ET

BATON ROUGE, Louisiana (February 28, 2012) — Amedisys, Inc. (NASDAQ: AMED), a leading home health and hospice company, today reported its financial results for the fourth quarter and year ended December 31, 2011 and issued 2012 guidance.

Three-Month Periods Ended December 31, 2011 and 2010

•

After adding back $11.3 million and $7.9 million ($7.1 million and $4.8 million, net of income tax) or $0.24 and $0.17 per diluted share in certain items* for 2011 and 2010, respectively, the following are our adjusted results**:

•	Net service revenue of $370.7 million compared to $388.7 million in 2010, a decrease of $18.0 million or 4.6%

•

Net income from continuing operations attributable to Amedisys, Inc. of $14.4 million compared to $29.4 million in 2010, a decrease of 51.2% (net income from continuing operations attributable to Amedisys Inc. of $7.3 million in 2011 compared to $24.6 million in 2010, on a GAAP basis).

•

Net income from continuing operations attributable to Amedisys, Inc. per diluted share of $0.49 compared to $1.03 per diluted share in 2010, a decrease of 52.4% (net income from continuing operations attributable to Amedisys, Inc. per diluted share of $0.25 in 2011 compared to $0.86 in 2010, on a GAAP basis).

•

Adjusted earnings before interest, taxes, depreciation and amortization attributable to continuing operations (“Adjusted EBITDA”) of $35.6 million compared to $58.1 million in 2010, a decrease of 38.7% (unadjusted EBITDA of $25.0 million in 2011 and $51.5 million in 2010).

Twelve-Month Periods Ended December 31, 2011 and 2010

•

After adding back $588.7 million and $13.8 million ($441.7 million and $8.4 million, net of income tax) or $15.36 and $0.29 per diluted share in certain items*, the following are our adjusted results**:

•	Net service revenue of $1.5 billion compared to $1.6 billion in 2010, a decrease of $131.0 million or 8.2% (a decrease of $133.5 million on a GAAP basis).

•

Net income from continuing operations attributable to Amedisys, Inc. of $66.2 million compared to $131.3 million in 2010, a decrease of 49.6% (net loss from continuing operations attributable to Amedisys Inc. of $375.5 million in 2011 and net income from continuing operations attributable to Amedisys, Inc. of $122.9 million in 2010, on a GAAP basis).

•

Net income from continuing operations attributable to Amedisys, Inc. per diluted share of $2.27 compared to $4.61 per diluted share in 2010, a decrease of 50.8% (net loss from continuing operations attributable to Amedisys, Inc. per diluted share of $13.09 in 2011 and net income from continuing operations attributable to Amedisys, Inc. per diluted share of $4.32 in 2010, on a GAAP basis).

•	Adjusted EBITDA of $156.3 million compared to $256.0 million in 2010, a decrease of 39.0% (unadjusted EBITDA of negative $431.7 million in 2011 and $244.1 million in 2010).

William F. Borne, Amedisys Chief Executive Officer commented on the results: “Home health reimbursement cuts and new regulatory requirements led to a challenging year for the sector, resulting in declining revenue and margins for the company on a year-over-year basis. However, our adjusted fourth quarter results exceeded our expectations, with volume and cost better than expected. As we move into 2012, we are focused on the business fundamentals of clinical excellence, operational efficiency and differentiated growth to position the company for the industry’s favorable long term trends.”

*	See footnote 2 on page 10 for explanation of these certain items.
**	See page 9 for the reconciliations of non-GAAP financial measures.

2012 Guidance

•	Net service revenue is anticipated to be in the range of $1.475 billion to $1.525 billion.

•	Diluted earnings per share is expected to be in the range of $0.95 to $1.10 based on an estimated 30.2 million shares outstanding.

This guidance excludes the effects of any future acquisitions, if any are made; effects of any share repurchases; any non-recurring costs or charges that may be incurred during the year or the impact of any future Medicare rate changes.

We urge caution in considering the current trends and 2012 guidance disclosed in this press release. The home health and hospice industry is highly competitive and subject to intensive regulations, and trends and guidance are subject to numerous factors, risks, and uncertainties, some of which are referenced in the cautionary language below and others that are described more fully in our reports filed with the Securities and Exchange Commission (“SEC”) including our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, and subsequent Quarterly Reports on Form 10-Q, and current reports on Form 8-K which can be found on the SEC’s internet website, http://www.sec.gov, and our internet website, http://www.amedisys.com. We disclaim any obligations to update disclosed information on trends.

Earnings Call and Webcast Information

To participate in the conference call, please dial (877) 856-1960 (Toll free) or (719) 325-4893 (Toll) a few minutes before 10:00 a.m. ET on Tuesday, February 28, 2012. A replay of the conference call will be available through March 6, 2012. The replay dial in number is (888) 203-1112 (Toll free) or (719) 457-0820 (Toll). The replay pin number is 1164258.

The call will also be available through our website and for seven days thereafter at the following web address: http://www.amedisys.com/investors.

We are headquartered in Baton Rouge, Louisiana. Our common stock trades on the NASDAQ Global Select Market under the symbol “AMED.”

Additional information

Our company website address is www.amedisys.com. We use our website as a channel of distribution for important company information. Important information, including press releases, analyst presentations and financial information regarding our company, is routinely posted on and accessible on the Investor Relations subpage of our website, which is accessible by clicking on the tab labeled “Investors” on our website home page. We also use our website to expedite public access to time-critical information regarding our company in advance of or in lieu of distributing a press release or a filing with the SEC disclosing the same information. Therefore, investors should look to the Investor Relations subpage of our website for important and time-critical information. Visitors to our website can also register to receive automatic e-mail and other notifications alerting them when new information is made available on the Investor Relations subpage of our website.

Forward-Looking Statements

When included in this press release, words like “believes,” “belief,” “expects,” “plans,” “anticipates,” “intends,” “projects,” “estimates,” “may,” “might,” “would,” “should” and similar expressions are intended to identify forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a variety of risks and uncertainties that could cause actual results to differ materially from those described therein. These risks and uncertainties include, but are not limited to the following: changes in Medicare and other medical payment levels, our ability to open care centers, acquire additional care centers and integrate and operate these care centers effectively, changes in or our failure to comply with existing Federal and State laws or regulations or the inability to comply with new government regulations on a timely basis, competition in the home health industry, changes in the case mix of patients and payment methodologies, changes in estimates and judgments associated with critical accounting policies, our ability to maintain or establish new patient referral sources, our ability to attract and retain qualified personnel, changes in payments and covered services due to the economic downturn and deficit spending by Federal and State governments, future cost containment initiatives undertaken by third-party payors, our access to financing due to the volatility and disruption of the capital and credit markets, our ability to meet debt service requirements and comply with covenants in debt agreements, business disruptions due to natural disasters or acts of terrorism, our ability to integrate and manage our information systems, changes in or developments with respect to any litigation or investigations relating to the Company, including the SEC investigation and the U.S. Department of Justice Civil Investigative Demand and various other matters, many of which are beyond our control.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on any forward-looking statement as a prediction of future events. We expressly disclaim any obligation or undertaking and we do not intend to release publicly any updates or changes in our expectations concerning the forward-looking statements or any changes in events, conditions or circumstances upon which any forward-looking statement may be based, except as required by law.

Non-GAAP Financial Measures

This press release includes the following non-GAAP financial measures as defined under SEC rules: EBITDA, defined as net (loss) income attributable to Amedisys, Inc. before provision for income taxes, net interest expense and depreciation and amortization, adjusted EBITDA, defined as EBITDA plus certain items, adjusted net service revenue, defined as net service revenue plus certain items, adjusted net income attributable to Amedisys, Inc., defined as net (loss) income attributable to Amedisys, Inc. plus certain items and adjusted diluted earnings per share, defined as diluted (loss) earnings per share plus the earnings per share effect of certain items. In accordance with SEC rules, we have provided herein a reconciliation of these non-GAAP financial measures to the most directly comparable measures under GAAP. Management believes that these are useful gauges of our performance and are common measures used in our industry to assess relative financial performance among companies.

AMEDISYS, INC. AND SUBSIDIARIES

SELECT CONSOLIDATED FINANCIAL STATEMENT DATA AND SUPPLEMENTAL INFORMATION

(Amounts in thousands, except share, per share data and statistical information)

(Unaudited)

Balance Sheet Information

	As of December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$48,004	$120,295
Patient accounts receivable, net of allowance for doubtful accounts of $17,438 and $20,977	148,061	141,549
Prepaid expenses	11,321	9,947
Other current assets	24,630	22,259

Total current assets	232,016	294,050

Property and equipment, net of accumulated deprecation of $94,266, and $78,074	148,536	138,554
Goodwill	334,695	791,412
Intangible assets, net of accumulated amortization of $20,611 and $17,135	50,067	53,393
Deferred tax asset	68,649	—
Other assets, net	24,322	22,454

Total assets	$858,285	$1,299,863

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$25,475	$20,663
Payroll and employee benefits	82,130	82,961
Accrued expenses	68,493	61,254
Current portion of long-term obligations	33,888	37,178
Current portion of deferred income taxes	11,748	14,285

Total current liabilities	221,734	216,341
Long-term obligations, less current portion	111,551	144,688
Deferred income taxes	—	52,286
Other long-term obligations	4,852	6,833

Total liabilities	338,137	420,148

Equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 60,000,000 shares authorized; 31,017,363 and 29,867,701 share issued; and 30,328,549 and 29,232,807 share outstanding	30	29
Additional paid-in capital	432,390	407,156
Treasury stock at cost, 688,814 and 634,894 shares of common stock	(15,770)	(14,022)
Accumulated other comprehensive income	13	25
Retained earnings	102,205	484,669

Total Amedisys, Inc. stockholders’ equity	518,868	877,857
Noncontrolling interests	1,280	1,858

Total equity	520,148	879,715

Total liabilities and equity	$858,285	$1,299,863

Statement of Operations Information

	For the three-month periods ended December 31,		For the Year Ended December 31,
	2011	2010	2011	2010
Net service revenue	$370,746	$388,718	$1,470,358	$1,603,849
Cost of service, excluding depreciation and amortization	202,191	195,972	782,348	796,389
General and administrative expenses:
Salaries and benefits	85,539	87,000	333,190	341,720
Non-cash compensation	28	2,317	8,292	10,634
Other	48,710	46,668	185,297	192,245
Provision for doubtful accounts	3,785	5,027	13,531	18,750
Depreciation and amortization	10,181	9,101	38,611	33,523
Goodwill and other intangibles impairment charge	5,841	—	579,955	—

Operating expenses	356,275	346,085	1,941,224	1,393,261

Operating (loss) income	14,471	42,633	(470,866)	210,588
Other (expense) income
Interest income	6	61	231	435
Interest expense	(2,129)	(2,163)	(8,822)	(9,201)
Equity in earnings from equity investments	380	706	1,494	3,016
Miscellaneous, net	4	(724)	(840)	(2,297)

Total other expense, net	(1,739)	(2,120)	(7,937)	(8,047)

(Loss) income before income taxes	12,732	40,513	(478,803)	202,541
Income tax benefit (expense)	(5,455)	(15,750)	103,426	(78,923)

(Loss) income from continuing operations	7,277	24,763	(375,377)	123,618
Discontinued operations, net of tax	(2,959)	(2,494)	(6,965)	(10,345)

Net (loss) income	4,318	22,269	(382,342)	113,273
Net (income) attributable to noncontrolling interests	(4)	(171)	(122)	(693)

Net (loss) income attributable to Amedisys, Inc.	$4,314	$22,098	$(382,464)	$112,580

Basic earnings per common share:
(Loss) income from continuing operations attributable to Amedisys, Inc. common stockholders	$0.25	$0.88	$(13.09)	$4.39
Discontinued operations, net of tax	(0.10)	(0.09)	(0.24)	(0.37)

Net (loss) income attributable to Amedisys, Inc. common stockholders	$0.15	$0.79	$(13.33)	$4.02

Weighted average shares outstanding	29,011	28,105	28,693	28,032

Diluted earnings per common share:
(Loss) income from continuing operations attributable to Amedisys, Inc. common stockholders	$0.25	$0.86	$(13.09)	$4.32
Discontinued operations, net of tax	(0.10)	(0.09)	(0.24)	(0.37)

Net (loss) income attributable to Amedisys, Inc common stockholders	$0.15	$0.77	$(13.33)	$3.95

Weighted average shares outstanding	29,415	28,528	28,693	28,484

Amounts attributable to Amedisys, Inc. common stockholders:
(Loss) income from continuing operations	$7,273	$24,592	$(375,499)	$122,925
Discontinued operations, net of tax	(2,959)	(2,494)	(6,965)	(10,345)

Net (loss) income	$4,314	$22,098	$(382,464)	$112,580

Cash Flow Information

	For the three-month periods ended December 31,		For the Year Ended December 31,
	2011	2010	2011	2010

Net cash provided by operating activities	$37,370	$33,665	$141,663	$206,273
Net cash used in investing activities	(12,047)	(31,956)	(180,710)	(73,616)
Net cash used in financing activities	(6,781)	(9,451)	(33,244)	(46,847)

Net increase (decrease) in cash and cash equivalents	18,542	(7,742)	(72,291)	85,810
Cash and cash equivalents at beginning of period	29,462	128,037	120,295	34,485

Cash and cash equivalents at end of period	$48,004	$120,295	$48,004	$120,295

Supplemental Information - Home Health

	For the Three-Month Periods Ended December 31,
	2011			2010
	Same Store	Start-ups/ Acquisitions	Total	Same Store	Other (1)	Total
Financial Information (in millions):
Episodic-based revenue	$280.7	$3.3	$284.0	$327.6	$5.7	$333.3
Non-episodic revenue	18.1	0.4	18.5	17.4	0.5	17.9

Net service revenue	298.8	3.7	302.5	345.0	6.2	351.2
Same store episodic-based revenue growth (2)	(14%)

Cost of service	163.6	2.2	165.8	170.5	5.7	176.2

Gross margin	135.2	1.5	136.7	174.5	0.5	175.0
Other operating expenses excluding impairment charge (5)	79.5	1.4	80.9	81.2	9.3	90.5

Operating income before impairment charge (5)	$55.7	$0.1	$55.8	$93.3	$(8.8)	$84.5

Key Statistical Data:
Admissions:
Episodic-based	56,304	655	56,959	59,573	1,203	60,776
Non-episodic	10,924	237	11,161	9,775	241	10,016

Total admissions	67,228	892	68,120	69,348	1,444	70,792

Same store episodic-based admission growth (2)	(5%)

Recertifications
Episodic-based	42,258	399	42,657	44,296	797	45,093
Non-episodic	4,491	47	4,538	4,353	45	4,398

Total recertifications	46,749	446	47,195	48,649	842	49,491

Same store episodic-based recertification growth (2)	(5%)

Completed Episodes
Episodic-based	95,916	998	96,914	100,571	3,046	103,617

Visits:
Episodic-based	1,805,216	20,269	1,825,485	1,929,016	32,676	1,961,692
Non-episodic	198,325	3,689	202,014	188,422	3,384	191,806

Total visits	2,003,541	23,958	2,027,499	2,117,438	36,060	2,153,498

Cost per Visit	$81.68	$93.33	$81.81	$80.52	$157.38	$81.81

Averge episodic-based revenue per completed episode (3)	$2,980	$3,288	$2,984	$3,297	$3,210	$3,294

Episodic-based visits per completed episode (4)	18.9	19.7	18.9	19.3	18.3	19.2

	For the Years Ended December 31,
	2011			2010
	Same Store	Start-ups/ Acquisitions	Total	Same Store	Other (1)	Total
Financial Information (in millions):
Episodic-based revenue	$1,161.2	$17.3	$1,178.5	$1,354.0	$37.5	$1,391.5
Non-episodic revenue	72.8	1.3	74.1	70.8	2.9	73.7

Net service revenue	1,234.0	18.6	1,252.6	1,424.8	40.4	1,465.2
Same store episodic-based revenue growth (2)	(14%)

Cost of service	654.9	10.8	665.7	692.3	30.0	722.3

Gross margin	579.1	7.8	586.9	732.5	10.4	742.9
Other operating expenses excluding impairment charge (5)	308.6	8.3	316.9	326.9	41.0	367.9

Operating income before impairment charge (5)	$270.5	$(0.5)	$270.0	$405.6	$(30.6)	$375.0

Key Statistical Data:
Admissions:
Episodic-based	230,183	3,538	233,721	240,115	7,674	247,789
Non-episodic	42,354	761	43,115	38,276	1,610	39,886

Total admissions	272,537	4,299	276,836	278,391	9,284	287,675

Same store episodic-based admission growth (2)	(4%)

Recertifications
Episodic-based	171,690	1,645	173,335	181,481	4,563	186,044
Non-episodic	17,282	158	17,440	18,117	333	18,450

Total recertifications	188,972	1,803	190,775	199,598	4,896	204,494

Same store episodic-based recertification growth (2)	(5%)

Completed Episodes
Episodic-based	386,959	4,815	391,774	402,910	13,269	416,179

Visits:
Episodic-based	7,436,394	94,225	7,530,619	7,877,580	211,168	8,088,748
Non-episodic	791,823	13,051	804,874	780,284	30,074	810,358

Total visits	8,228,217	107,276	8,335,493	8,657,864	241,242	8,899,106

Cost per Visit	$79.59	$100.98	$79.87	$79.97	$124.20	$81.17

Average episodic-based revenue per completed episode (3)	$3,003	$3,126	$3,005	$3,315	$3,216	$3,312

Episodic-based visits per completed episode (4)	18.8	18.0	18.8	19.2	17.7	19.1

(1)	Care centers for the prior period which are not considered same store care centers (i.e., care centers consolidated in current or prior period or unopened startups).
(2)	Same store episodic-based revenue, admissions or recertifications growth is the percent increase (decrease) in our same store episodic-based revenue, admissions or recertifications for the period as a percent of the same store episodic-based revenue, admissions or recertifications of the prior period.
(3)	Average episodic-based revenue per completed episode is the average episodic-based revenue earned for each episodic-based completed episode of care.
(4)	Episodic-based visits per completed episode are the home health episodic-based visits on completed episodes divided by the home health episodic-based episodes completed during the period.
(5)	Other operating expenses and operating income totaled $86.7 million and $50.0 million, respectively, including the $5.8 million impairment charge of goodwill for the quarter ended December 31, 2011. Other operating expenses and operating loss totaled $896.8 million and $309.9 million, respectively, including the $579.9 million impairment charge of goodwill and other intangibles for the year ended December 31, 2011.

Supplemental Information - Hospice

	XXXXXX	XXXXXX	XXXXXX	XXXXXX	XXXXXX	XXXXXX
	For the Three-Month Periods Ended December 31,
	2011			2010
	Same Store	Start-ups/ Acquisitions	Total	Same Store	Other (1)	Total
Financial Information (in millions):
Medicare revenue	$41.1	$23.2	$64.3	$35.1	$0.4	$35.5
Non-Medicare	2.6	1.3	3.9	2.0	—	2.0

Net service revenue	43.7	24.5	68.2	37.1	0.4	37.5
Same store Medicare revenue growth (2)	17%

Cost of service	22.0	14.3	36.3	19.1	0.7	19.8

Gross margin	21.7	10.2	31.9	18.0	(0.3)	17.7
Other operating expenses	8.5	5.6	14.1	6.8	0.8	7.6

Operating income	$13.2	$4.6	$17.8	$11.2	$(1.1)	$10.1

Key Statistical Data:
Hospice admits	2,996	1,439	4,435	2,994	43	3,037
Hospice days	317,922	142,968	460,890	276,145	3,109	279,254
Average daily census	3,456	1,554	5,010	3,001	34	3,035
Revenue per day	$137.33	$171.43	$147.91	$134.43	$140.57	$134.50
Cost of service per day	$68.51	$99.82	$78.20	$69.12	$227.94	$70.89
Average length of stay	95	89	93	87	112	88

	XXXXXX	XXXXXX	XXXXXX	XXXXXX	XXXXXX	XXXXXX
	For the Years Ended December 31,
	2011			2010
	Same Store	Start-ups/ Acquisitions	Total	Same Store	Other (1)	Total
Financial Information (in millions):
Medicare revenue	$151.6	$52.9	$204.5	$127.6	$3.4	$131.0
Non-Medicare	10.0	3.2	13.2	7.4	0.2	7.6

Net service revenue	161.6	56.1	217.7	135.0	3.6	138.6
Same store Medicare revenue growth (2)	19%

Cost of service	83.5	33.1	116.6	70.2	3.9	74.1

Gross margin	78.1	23.0	101.1	64.8	(0.3)	64.5
Other operating expenses	30.9	13.9	44.8	28.3	4.0	32.3

Operating income	$47.2	$9.1	$56.3	$36.5	$(4.3)	$32.2

Key Statistical Data:
Hospice admits	12,203	3,686	15,889	10,903	372	11,275
Hospice days	1,200,201	331,764	1,531,965	1,007,364	26,196	1,033,560
Average daily census	3,288	909	4,197	2,760	72	2,832
Revenue per day	$134.66	$169.20	$142.14	$133.99	$137.61	$134.09
Cost of service per day	$69.36	$99.35	$75.85	$69.69	$147.04	$71.65
Average length of stay	91	78	88	88	80	88

(1)	Care centers for the prior period which are not considered same store care centers (i.e., care centers consolidated in current or prior period or unopened startups).
(2)	Same store Medicare revenue growth is the percent increase in our same store Medicare revenue for the period as a percent of the same store Medicare revenue of the prior period.

AMEDISYS, INC. AND SUBSIDIARIES

SELECT CONSOLIDATED KEY STATISTICAL DATA AND

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL STATEMENTS

(Amounts in thousands, except per share data)

(Unaudited)

	For the three-month periods ended December 31,		For the Year Ended December 31,
	2011	2010	2011	2010

Key Statistical Data:
General
Number of home health care centers	440	486	440	486
Number of hospice care centers	87	67	87	67
Number of care centers acquired (1)	1	1	23	4
Number of care centers opened as start-up locations (1)	2	6	12	48
Days revenue outstanding, net (2)	35.3	32.8	35.3	32.8

(1)	Includes both home health and hospice care centers.
(2)	Our calculation of days revenue outstanding, net at December 31, 2011 and 2010 is derived by dividing our ending patient accounts receivable (i.e., net of estimated revenue adjustments and allowance for doubtful accounts) by our average daily net patient revenue for the three month-period ended December 31, 2011 and 2010, respectively.

Earnings from continuing operations before interest, taxes, depreciation and amortization (“EBITDA”) and Adjusted EBITDA

	For the three-month periods ended December 31,		For the Year Ended December 31,
	2011	2010	2011	2010
Net (loss) income from continuing operations attributable to Amedisys, Inc.	$7,273	$24,592	$(375,499)	$122,925
Add:
Provision for income taxes	5,455	15,750	(103,426)	78,923
Interest expense, net	2,123	2,102	8,591	8,766
Depreciation and amortization	10,181	9,101	38,611	33,523

EBITDA (1)	$25,032	$51,545	$(431,723)	$244,137

Add:
Certain items (2)	11,314	7,933	588,734	13,784
Intangible write-off (2)	(737)	(1,343)	(737)	(1,916)

Adjusted EBITDA (3)	$35,609	$58,135	$156,274	$256,005

Adjusted Net Service Revenue Reconciliation

	For the three-month periods ended December 31,		For the Year Ended December 31,
	2011	2010	2011	2010
Net service revenue	$370,746	$388,718	$1,470,358	$1,603,849
Add:
Certain items (2)	—	—	(4,733)	(7,263)

Adjusted net service revenue (4)	$370,746	$388,718	$1,465,625	$1,596,586

Adjusted Net Income From Continuing Operations Attributable to Amedisys, Inc. Reconciliation:

	For the three-month periods ended December 31,		For the Year Ended December 31,
	2011	2010	2011	2010
Net (loss) income from continuing operations attributable to Amedisys, Inc.	$7,273	$24,592	$(375,499)	$122,925
Add:
Certain items (2)	7,097	4,839	441,739	8,408

Adjusted net (loss) income from continuing operations attributable to Amedisys, Inc. (5)	$14,370	$29,431	$66,240	$131,333

Adjusted Net Loss (Income) From Continuing Operations Attributable to Amedisys, Inc. per Diluted Share:

	For the three-month periods ended December 31,		For the Year Ended December 31,
	2011	2010	2011	2010
Net (loss) income from continuing operations attributable to Amedisys, Inc. common stockholders per diluted share	$0.25	$0.86	$(13.09)	$4.32
Add:
Certain items (2)	0.24	0.17	15.36	0.29

Adjusted net (loss) income from continuing operations attributable to Amedisys, Inc. common stockholders per diluted share (6)	$0.49	$1.03	$2.27	$4.61

(1)	EBITDA is defined as net (loss) income from continuing operations attributable to Amedisys, Inc. before provision for income taxes, net interest expense, and depreciation and amortization. EBITDA should not be considered as an alternative to, or more meaningful than, income before income taxes, cash flow from operating activities, or other traditional indicators of operating performance. This calculation of EBITDA may not be comparable to a similarly titled measure reported by other companies, since not all companies calculate this non-GAAP financial measure in the same manner.
(2)	During the three and twelve-month periods ended December 31, 2011, we recorded charges for the impairment of goodwill and other intangibles and incurred certain costs associated with acquisitions and related integrations costs and legal expenses related to the United States Senate Committee on Finance inquiry and the SEC and Department of Justice investigations discussed in Note 10 to the consolidated financial statements. We also incurred costs associated with our exit activities for those care centers which were consolidated or for which the startup process was discontinued during the three and twelve-month periods ended December 31, 2011, which includes $0.7 million for the write-off of intangibles. For the twelve-month period ended December 31, 2011, these charges were offset, in part, by the release of a valuation allowance related to specific deferred tax assets and a Centers for Medicare and Medicaid Services (“CMS”) bonus payment as the result of the pay for performance demonstration. The following details these items (amounts in thousands, except per share data):

	For the Three-Month Periods Ended December 31, 2011			For the Twelve-Month Periods Ended December 31, 2011
	(Income) Expense	Net	Diluted EPS	(Income) Expense	Net	Diluted EPS
CMS Bonus	$—	$—	$—	$(4,733)	$(2,864)	$(0.10)
Goodwill and other intangibles impairment charge	5,841	3,897	0.13	579,955	438,464	15.25
Valuation allowance adjustment	—	—	—	—	(1,924)	(0.07)
Exit activities related to continuing operations	2,502	1,489	0.05	3,370	2,014	0.07
Certain costs	2,971	1,711	0.06	10,142	6,049	0.21

Total	$11,314	$7,097	$0.24	$588,734	$441,739	$15.36

During the three-month period ended December 31, 2010, we incurred certain costs associated with the realignment of operations including severance and legal expenses related to the United States Committee on Finance inquiry and SEC investigation. We also incurred costs associated with our exit activities for those care centers which were consolidated or for which the startup process was discontinued during the three and twelve-month periods ended December 31, 2010, which includes $1.3 million and $1.9 million respectively, for the write-off of intangibles. During the twelve-month period ended December 31, 2010, these charges were offset, in part, when we settled our Georgia indigent care liability and received a CMS bonus payment as the result of the pay for performance demonstration. The following details these items (amounts in thousands, except per share data):

	For the Three-Month Periods Ended December 31, 2010			For the Twelve-Month Periods Ended December 31, 2010
	(Income) Expense	Net	Diluted EPS	Income (Expense)	Net	Diluted EPS
Georgia indigent care liability	$—	$—	$—	$(3,676)	(2,242)	(0.08)
CMS Bonus	—	—	—	(3,587)	(2,188)	(0.08)
Exit activities related to continuing operations	4,727	2,884	0.10	11,438	6,977	0.24
Certain costs	3,206	1,955	0.07	9,609	5,861	0.21

Total	$7,933	$4,839	$0.17	$13,784	$8,408	$0.29

(3)	Adjusted EBITDA is defined as net (loss) income attributable to Amedisys, Inc. from continuing operations before provision for income taxes, net interest expense, depreciation and amortization plus certain items as described in footnote 2. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, income before income taxes, cash flow from operating activities, or other traditional indicators of operating performance. This calculation of adjusted EBITDA may not be comparable to a similarly titled measure reported by other companies, since not all companies calculate this non-GAAP financial measure in the same manner.
(4)	Adjusted net service revenue is defined as net service revenue plus certain items as described in footnote 2. Adjusted net service revenue should not be considered as an alternative to, or more meaningful than, income before income taxes, cash flow from operating activities, or other traditional indicators of operating performance. This calculation of adjusted net service revenue may not be comparable to a similarly titled measure reported by other companies, since not all companies calculate this non-GAAP measure in the same manner.

(5)	Adjusted net income attributable to Amedisys, Inc. from continuing operations is defined as net (loss) income attributable to Amedisys, Inc. from continuing operations plus certain items as described in footnote 2. Adjusted net income attributable to Amedisys, Inc. from continuing operations should not be considered as an alternative to, or more meaningful than, income before income taxes, cash flow from operating activities, or other traditional indicators of operating performance. This calculation of adjusted net income attributable to Amedisys, Inc. from continuing operations may not be comparable to a similarly titled measure reported by other companies, since not all companies calculate this non-GAAP measure in the same manner.
(6)	Adjusted net (loss) income from continuing operations attributable to Amedisys, Inc. common stockholders per diluted share is defined as diluted (loss) earnings from continuing operations per share plus the earnings per share effect of certain items as described in footnote 2. Adjusted net (loss) income from continuing operations attributable to Amedisys, Inc. common stockholders per diluted share should not be considered as an alternative to, or more meaningful than, income before income taxes, cash flow from operating activities, or other traditional indicators or operating performance. This calculation of adjusted net (loss) income from continuing operations attributable to Amedisys, Inc. common stockholders per diluted share may not be comparable to a similarly titled measure reported by other companies, since not all companies calculate this non-GAAP financial measure in the same manner.